UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2006

American Medical Alert Corp.
(Exact name of registrant as specified in its charter)

New York	333-54992	11-2571221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3265 Lawson Boulevard, Oceanside, New York	11572
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 536-5850

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01. Entry into a Material Definitive Agreement.

On January 20, 2006, the Company entered into an employment agreement (the “Employment Agreement”) with Richard Rallo, whereby Mr. Rallo will be employed for a period of 3 years beginning on January 1, 2006 as the Company’s Chief Financial Officer. Mr. Rallo is currently the Chief Financial Officer of the Company. Mr. Rallo will be entitled to receive the following base salary amounts: 170,000 per annum, for the period beginning January 1, 2006 and ending December 31, 2006; $185,000 per annum, for the period beginning January 1, 2007 and ending December 31, 2007; and $200,000 per annum, for the period beginning January 1, 2008 and ending December 31, 2008. The Employment Agreement is only terminable upon certain specified events constituting “cause”, and in certain circumstances upon a Change in Control. In addition, Mr. Rallo will receive a $5,000 cash bonus in connection with the execution of the Employment Agreement.

In connection with the Employment Agreement, on January 20, 2006, the Company entered into a stock purchase agreement with Mr. Rallo (the “Rallo Stock Purchase Agreement”). Pursuant to the Rallo Stock Purchase Agreement, Mr. Rallo was granted 10,000 shares of restricted common stock subject to a repurchase right in favor of the Company. The Company has the right to repurchase the shares for $.01 per share if Mr. Rallo ceases to be employed by the Company. The repurchase right lapses with respect to (i) 2,500 shares on December 31, 2006, (ii) 3,500 shares on December 31, 2007 and (iv) 4,000 shares on December 31, 2008, subject to the condition that Mr. Rallo remains employed by the Company on each such applicable date; provided, however, that in the event of a change in control (as defined in the Employment Agreement) if the Company or its successor pursuant to such change in control, as applicable, and Mr. Rallo either agree to continue the Employment Agreement or to enter into a new employment agreement mutually acceptable to the Company or its successor and Mr. Rallo in lieu of the Employment Agreement, then any such shares which remain unvested, shall vest immediately upon the mutual agreement of the Company or its successor and Mr. Rallo to continue this Agreement or to enter into a new agreement.

Unless Mr. Rallo is terminated for Cause (as defined in the Employment Agreement), in the event that the Company does not offer Mr. Rallo to enter into a written employment agreement with terms and conditions no less favorable than substantially the same terms and conditions as the Employment Agreement to begin immediately following the expiration of the Employment Agreement, Mr. Rallo shall receive payment of base salary, based on the then applicable salary level, for a period of twelve (12) months from the date of the expiration of the Employment Agreement.

In the event that Mr. Rallo should become disabled and be unable to perform his duties for a period of one hundred eighty (180) consecutive days or an aggregate of more than one hundred eighty (180) consecutive days in any 12 month period, the Company may terminate the Employment Agreement after the expiration of such period.

In the event of his death during the term of the Employment Agreement, Mr. Rallo’s estate or such other person as he designated will be entitled to receive his base salary for a period of one year from the date of his death.

In addition, in the event there is a change in control (as defined in the Employment Agreement) and Mr. Rallo’s employment with the Company is terminated within 180 days following such change in control under certain conditions, Mr. Rallo will be entitled to a lump sum payment equal to 2.99 times his average annual total compensation, as measured for the past 5 years, in lieu of any remaining obligations of the Company under the Employment Agreement.

A copy of the Employment Agreement and the Rallo Stock Purchase Agreement are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively.

On January 20, 2006 (the “Company”) entered into a stock purchase agreement with Mr. Jack Rhian (the “Rhian Stock Purchase Agreement”). The stock grants contemplated by the Rhian Stock Purchase Agreement were called for in the employment agreement between Mr. Rhian and the Company (dated November 11, 2005 and filed as an exhibit to the Company Form 10-QSB filed with the SEC on November 14, 2005). Pursuant to the Rhian Stock Purchase Agreement, Mr. Rhian was granted 50,000 shares of restricted common stock subject to a repurchase right in favor of the Company. The Company has the right to repurchase the shares for $.01 per share if Mr. Rhian ceases to be employed by the Company. The repurchase right lapses with respect to (i) 10,000 shares on each of December 31, 2006, 2007, 2008, 2009 and 2010, subject to the condition that Mr. Rhian remains employed by the Company on each such applicable date; provided, however, that in the event of a change in control (as defined in the Employment Agreement) if the Company or its successor pursuant to such change in control, as applicable, and Mr. Rhian either agree to continue the Employment Agreement or to enter into a new employment agreement mutually acceptable to the Company or its successor and Mr. Rallo in lieu of the Employment Agreement, then any such shares which remain unvested, shall vest immediately upon the mutual agreement of the Company or its successor and Mr. Rallo to continue this Agreement or to enter into a new agreement.

In addition, Mr. Rhian will be granted the following bonus compensation stock grants: (i) up to 80,000 shares based on the Company's earnings before deduction of interest and taxes ("EBIT"), as set forth in the Company's audited financial statements for the applicable fiscal year, meeting or exceeding the EBIT performance goals set forth below, and (ii) 2,000 shares of common stock per year, for a total of up to 10,000 shares of common stock over the employment period, based on the Company's total revenues, as set forth in the Company's audited financial statements for the applicable fiscal year, meeting or exceeding an amount equal to at least 115% of the Company's total revenues for the prior fiscal year.

EBIT Targets For 2006 - 2010

EBIT growth over prior fiscal year	# of Shares

15.0 - 17.49%	8,000 shares
17.5 - 19.99%	9,000 shares
20.0 - 22.49%	10,500 shares
22.5 - 24.99%	13,000 shares
25.0% - or more	16,000 shares

In the event that the minimum EBIT growth percentage is not met for a particular fiscal year, Employee will have the opportunity to earn back the minimum performance bonus grant for such fiscal year as follows: if the EBIT growth percentage in the subsequent fiscal year combined with the EBIT growth percentage of the prior fiscal year exceeds 30%, then the number of percentage points needed to be added to the prior fiscal year's EBIT growth percentage to equal 15%, shall be deducted from the subsequent fiscal year EBIT growth percentage and added to the prior fiscal year EBIT growth percentage, and Employee shall be granted 8,000 shares of common stock for the prior fiscal year, and an additional number of shares of common stock for the subsequent fiscal year shall be granted determined based on the above formula taking into account the reduced subsequent year EBIT growth percentage.

To the extent shares to be granted pursuant to (i) or (ii) above exceed 50,000, they will only be granted if shareholder approval of such grant is obtained. If such shareholder approval is not obtained prior to the time any such shares are earned by Mr. Rhian, then Mr. Rhian shall not be entitled to and shall not be granted any such shares.

Both the Rallo and the Rhian Stock Purchase Agreements are subject to the terms of the Company’s 2005 Stock Incentive Plan, as amended, which is filed herewith as Exhibit 10.4. A copy of the Rhian Stock Purchase Agreement is attached hereto as Exhibit 10.3.

Item 1.02. Termination of a Material Definitive Agreement.

On January 20, 2006, in connection with the entering into the Employment Agreement with Mr. Rallo, Mr. Rallo’s previous employment agreement with the Company, which was to expire on December 31, 2006, was terminated. Under the old employment agreement, Mr. Rallo was entitled to receive a base salary of $145,000 and was employed as the Company’s Chief Financial Officer.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits
No.	Description
10.1	Employment Agreement between the Company and Richard Rallo, dated as of January 1, 2006.
10.2	Stock Purchase Agreement between the Company and Richard Rallo, dated January 20, 2006.
10.3	Stock Purchase Agreement between the Company and Jack Rhian, dated January 20, 2006
10.4 (i)	2005 Stock Incentive Plan (incorporated by reference to the Company’s Proxy Statement filed with the SEC on June 30, 2005).
(ii)	Amendment to 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.2(ii) of the Company’s Form 10-QSB/A filed with the SEC on November 17, 2005).
(iii)	Text of amendment to 2005 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 26, 2006

AMERICAN MEDICAL ALERT CORP.

	By:	/s/ Jack Rhian
Name: Jack Rhian
Title: President and Chief Operating Officer